Exhibit 10.9

Execution Copy

Security Agreement

This SECURITY AGREEMENT (this “Security Agreement”), dated as of February 9, 2015, is made by DFI Holdings, LLC, a Pennsylvania limited liability company (“Distribution Buyer”), KPS Holdco, LLC, a Pennsylvania limited liability company (“Products Buyer” and together with Distribution Buyer, the “Buyers”), Kable Media Services, Inc., a Delaware corporation (“KMS”), Kable Distribution Services, Inc., a Delaware corporation (“KDS”), Kable News Company, Inc., an Illinois corporation (“KNC”), Kable News International, Inc., a Delaware corporation (“KNI”), Kable Distribution Services of Canada, Ltd., a Canadian corporation incorporated in Ontario, Canada (“KDSC”), and Kable Product Services, Inc., a Delaware corporation (“KPS” and together with KMS, KDS, KNI, KNC and KDSC, the “Company Group”, and the Company Group collectively with Distribution Buyer and Products Buyer, the “Debtors”), in favor of American Republic Investment Co., a Delaware corporation (“Secured Party” and together with the Debtors, the “Parties”).

WITNESSETH:

WHEREAS, the Secured Party owns all of the issued and outstanding shares of capital stock of KMS;

WHEREAS, KMS owns all of the issued and outstanding shares of capital stock of KDS, KNC and KPS;

WHEREAS, KDS owns all of the issued and outstanding shares of capital stock of KNI, and KNC owns all of the issued and outstanding shares of capital stock of KDSC;

WHEREAS, the Secured Party and the Buyers will enter into a Stock Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which Products Buyer is acquiring all of the issued and outstanding shares of KPS and Distribution Buyer is acquiring all of the issued and outstanding shares of KMS, and will thereby become the direct or indirect owners of the Company Group (the “Transaction”);

WHEREAS, all capitalized terms used but not otherwise defined in this Security Agreement shall have the meanings ascribed to them in the Purchase Agreement unless otherwise noted, and unless otherwise defined herein, terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC. The terms “Receivables” and “Inventory” have the respective meanings set forth in the Line of Credit Note;

WHEREAS, in connection with the Transaction, the Secured Party, Buyers, Michael P. Duloc and the Company Group are entering into the Transaction Agreements to which they are a signatory;

WHEREAS, as a material part of and as a condition to the Transaction, Buyers and the Company Group are entering into that certain Guaranty Agreement, dated as of the date hereof (the “Guaranty”), pursuant to which Buyers and the Company Group irrevocably, absolutely and unconditionally guarantee the full and prompt payment and performance when due of the obligations under the Purchase Agreement and the other Transaction Agreements (as more fully set forth in the Guaranty);

WHEREAS, as part of the Transaction, among other things, the Secured Party is assuming material pension liabilities of the Company Group, assigning valuable software and software licenses held by Affiliates of the Secured Party to the Company Group, and extending a $2.0 million working capital line of credit to the Company Group pursuant to the Line of Credit Note; and

WHEREAS, Buyers and Company Group are required to execute and deliver this Security Agreement under section 2.2(b) of the Purchase Agreement in order to secure their obligations under the Guaranty and the other Transaction Agreements.

NOW, THEREFORE, in consideration of the foregoing and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Debtors hereby covenant and agree as follows:

1.          Grant of Security Interest. As security for the prompt and complete payment and performance when due by each Debtor of all of its Obligations (as defined herein), each Debtor hereby pledges, assigns, collaterally assigns, mortgages, hypothecates, conveys, transfers and grants to the Secured Party a first-priority security interest in and to the following properties, assets and rights of such Debtor, if any, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter collectively referred to as the “Collateral”): all personal and fixture property of every kind and nature including all goods (including Inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, Receivables, accounts, chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, tort claims, and all general intangibles, including to the extent a security interest may be granted by the Debtor therein, all payment intangibles, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, software, engineering drawings, service marks, customer lists, goodwill, and, to the extent a security interest may be granted by the Debtor therein, all licenses, permits, agreements of any kind or nature pursuant to which the Debtor possesses, uses, or has authority to possess or use property (whether tangible or intangible) of others or pursuant to which others possess, use or have authority to possess or use property (whether tangible or intangible) of the Debtor, and all recorded data of any kind or nature, regardless of the medium of recording including all software, writings, plans, specifications and schematics.

The Collateral shall further include the following:

(a)          Substitutions. All substitutions, accessions, additions and replacements to any of the foregoing; and

(b)          Products and Proceeds. All products and proceeds of any of the foregoing, including each Debtor’s rights, title and interests, if any, in and to insurance proceeds, proceeds of any voluntary or involuntary disposition or diminution in value of any of the foregoing, and any claim respecting any thereof (pursuant to judgment or otherwise) and all goods (including Inventory), Receivables, accounts, general intangibles, chattel paper, instruments, documents, consumer goods, equipment and inventory, wherever located, acquired with the proceeds of any of the foregoing or proceeds thereof. The term “proceeds” shall have the meaning assigned and ascribed to such term as set forth in the UCC.

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The term “Notes” as used herein means the Line of Credit Note and the Buyer Promissory Note, together with all attachments and amendments in effect from time to time.

The term “Obligations” as used herein means any and all agreements, covenants, indebtedness, liabilities and obligations of every kind and description of any one or more of the Debtors (a) under the Purchase Agreement, the Guaranty, any of the other Transaction Agreements (including the Notes), each of the documents, agreements, certificates and instruments executed in connection with any Transaction Agreement or the Lease Agreement, dated November 7, 2008, between El Dorado Utilities, Inc. and KPS (as successor-in-interest to Kable Specialty Packaging Services LLC) or (b) owing to the Secured Party or to any Affiliate of the Secured Party, whether or not under the Transaction Agreements, and, in each case of clause (a) or clause (b), whether such agreements, covenants, indebtedness, liabilities and obligations are primary or secondary, direct or indirect, absolute or contingent, sole, joint or several, secured or unsecured, due or to become due, contractual or tortious, arising by operation of law, by overdraft or otherwise, or now or hereafter existing, including advances, principal, interest, fees, late fees, expenses, reasonable attorneys’ fees and costs or allocated fees and costs of Secured Party’s in-house legal counsel, that have been or may hereafter be contracted or incurred. Notwithstanding the foregoing, and for the avoidance of doubt, the term Obligations shall include Note Documentation Costs (as defined in each of the Notes) and no other attorneys’ fees or costs of Secured Party or any Affiliate of Secured Party relating to negotiation and documentation of the Transaction Agreements on or prior to the Closing Date.

2.           Priority. The security interest granted herein shall be a first-priority security interest in all of the Collateral.

3.           Representations and Warranties. Each Debtor hereby represents and warrants to the Secured Party, which representations and warranties shall survive the execution and delivery of this Security Agreement, that:

(a)          The Debtor owns, or with respect to property hereafter acquired will own, all of the Collateral free and clear of all liens, charges, encumbrances, financing statements and adverse claims of any kind or nature whatsoever with respect to the Debtor’s interest therein, in favor of any entity other than the Secured Party.

(b)          The Debtor owns, or with respect to property hereafter acquired will own, and is, or will be, entitled to collect, without right of counterclaim or set-off, all of its respective portion of the accounts presently held and those arising in the future, free and clear of all liens, charges, encumbrances, financing statements and adverse claims of any nature whatsoever, other than those in favor of the Secured Party.

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(c)          All financing statements, agreements, instruments and other documents necessary to perfect the security interest granted by it to the Secured Party in respect of the Collateral have been delivered to the Secured Party in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office. Each Debtor agrees that at its sole cost and expense, such Debtor will maintain the security interest created by this Security Agreement in the Collateral as a perfected first priority security interest.

(d)         As of the date hereof, (i) the Debtor has not opened and does not maintain any deposit accounts other than the accounts listed in Schedule 3 hereto (collectively, the “Deposit Accounts”) and (ii) the Secured Party has a perfected first priority security interest in each Deposit Account held in the United States of America which security interest is perfected by control pursuant to those certain deposit account control agreement(s) entered into by the Debtor, the applicable depository bank(s) and the Secured Party contemporaneously herewith.

(e)          The Collateral of the Debtor is not used or bought primarily for personal, family or household purposes of the Debtor.

(f)          The grant of Collateral in this Security Agreement covers, and is intended to cover, all assets of the Debtor.

(g)          Debtor is a corporation or limited liability company, duly incorporated or formed, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite corporate or limited liability company power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a corporation or limited liability company in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, when taken together with all other such failures, will not prevent, materially delay or materially impair Debtor’s ability to consummate the transactions contemplated by this Security Agreement.

(h)          Each Debtor has all requisite corporate or limited liability company power and authority to enter into this Security Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by each Debtor and the consummation by each Debtor of this Security Agreement, have been duly and validly adopted and approved by the board of directors or managers of each Debtor and no other corporate proceedings on the part of each Debtor or its stockholders are necessary with respect to any such matter. This Agreement has been duly authorized, executed and delivered by the Debtor and such execution and delivery and the performance by the Debtor of the Debtor’s obligations hereunder will not violate any applicable provision of law or judgment, order or regulation of any court or of any public or governmental agency or authority nor conflict with or constitute a breach of or a default under the organizational documents of the Debtor or any agreement or instrument to which Debtor is a party or by which Debtor or any of its property is bound. This Agreement is a legal, valid and binding obligation of Debtor enforceable in accordance with its terms.

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EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES OF THE PARTIES IN THE TRANSACTION AGREEMENTS, (A) NEITHER PARTY HERETO NOR ANY PERSON ON SUCH PARTY’S BEHALF HAS MADE OR MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER, EITHER ORAL OR WRITTEN, WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE OR OTHERWISE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED, AND (B) EACH PARTY HERETO ACKNOWLEDGES THAT, IN ENTERING INTO THIS SECURITY AGREEMENT, IT HAS NOT RELIED UPON ANY REPRESENTATION OR WARRANTY MADE BY THE OTHER PARTY, OR ANY OTHER PERSON ON SUCH OTHER PARTY’S BEHALF.

4.           Change of Name, Jurisdiction or Residence. No Debtor shall change its name, jurisdiction of incorporation, or the state of its principal place of business unless it has given the Secured Party at least thirty (30) days prior written notice thereof and has authorized, at the request of the Secured Party, such additional financing statements with respect to the Collateral to be filed in such jurisdictions as the Secured Party may deem necessary or desirable in its sole discretion.

5.           Covenants. Each Debtor hereby covenants and agrees that:

(a)          The Debtor shall pay immediately upon demand all expenses, including reasonable attorneys’ fees, legal expenses and costs, together with interest from the date of such expenditure (at a rate per annum equal to six percent (6%)), incurred by the Secured Party in enforcing the Obligations and this Security Agreement. Payment of such expenses and interest shall be secured by this Security Agreement.

(b)          The Debtor shall maintain complete and accurate financial information concerning the Collateral. The Secured Party (a) shall have complete access to all of Debtor’s premises during normal business hours and after notice to Debtor, or at any time and without notice to Debtor if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Receivables and other Collateral and all of Debtor’s books and records, and (b) Debtor shall promptly furnish to Secured Party such copies of such books and records, including invoices and all documentation relating to Receivables and other Collateral, or extracts therefrom as Secured Party may reasonably request, and (c) Secured Party or its designee may use during normal business hours such of Debtor’s personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Receivables and realization of other Collateral; provided that Secured Party does not unreasonably interfere with Debtor’s ability to conduct its business in the ordinary course.

(c)          The Debtor shall promptly notify the Secured Party of all claims and demands made against any portion of the Collateral of which the Debtor becomes aware and any information received by the Debtor that may materially adversely affect the value of any Collateral or the rights and remedies of the Secured Party relating thereto (including any liens, encumbrances or security interests purporting to affect the title to the Collateral). In the event of any such claim or demand, the Debtor shall promptly take such action as may be reasonably necessary to protect the value of the Collateral.

(d)          The Debtor shall pay or cause to be paid, prior to the assessment of any penalty for delinquency, all taxes, assessments or similar obligations affecting the Collateral.

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(e)          The Debtor shall keep the Collateral free from any lien, charge, encumbrance, financing statement or adverse claim in favor of any entity other than the Secured Party, without the prior written consent of the Secured Party. The Debtor shall protect and defend the Collateral against all claims thereto (other than claims arising from the Secured Party’s gross negligence or willful misconduct) and hereby indemnifies and agrees to defend and save the Secured Party harmless against and with respect to any liability or claim in connection therewith. Except for the replacement of Collateral in the ordinary course of business or the removal of obsolete Collateral not required for the operation of the Debtor’s business, the Debtor shall not sell, dispose of, or grant a security interest or other encumbrance in any portion of the Collateral or execute any financing statement covering any portion of the Collateral in favor of any person other than the Secured Party, without the prior written consent of the Secured Party. The Debtor may, however, sell or otherwise dispose of Collateral in the ordinary course of business if the Debtor promptly replaces such Collateral sold with substitute Collateral of substantially similar quality and utility and of equal or greater value to the extent same is necessary for the operation of the Debtor’s business.

(f)          The Debtor shall do all acts reasonably necessary to maintain, preserve, protect and keep the Collateral in good condition and repair, ordinary wear and tear excepted, shall not permit any waste or unusual or unreasonable depreciation of Collateral to occur and shall not commit any act for which any portion of the Collateral might be confiscated by any governmental or private entity.

(g)         The Debtor shall not hereafter establish and maintain any deposit account other than the accounts listed on Schedule 3 hereto unless (a) the applicable Debtor shall have given the Secured Party thirty (30) days prior written notice of its intention to establish such new deposit account with a depository bank, (2) the depository bank shall be acceptable to the Secured Party and (3) the Debtor shall otherwise be in full compliance with Sections 6, 7 and 8 hereof at all times with respect to all of its deposit accounts.

(h)          The Debtor shall keep and maintain, and require its subsidiaries to keep and maintain, all of its and their property and assets in good order and repair, maintain extended coverage, general liability, business interruption, hazard, property and other insurance in amounts deemed sufficient by the Secured Party and as is customary for businesses similar to the Debtor’s business, and deliver to the Secured Party certificates of all such insurance in effect; and cause all such policies covering any Collateral for the Obligations and business interruption to contain loss payee endorsements in favor of the Secured Party and to be subject to cancellation or reduction in coverage only upon thirty (30) days prior written notice thereof to the Secured Party at its address set forth in the Notice section hereof.

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6.          Lockbox Covenants. Each of KDS and KPS (each, a “Lockbox Debtor”) hereby covenants and agrees that it shall establish and maintain at all times a lockbox account (“Lockbox Account”) with PNC Bank, or such other depository bank as is acceptable to Secured Party in its sole discretion (the “Bank”), for the deposit of all cash, revenue and amounts received, including remittances from its account debtors and any other proceeds of Receivables or proceeds of other Collateral; and shall sign all agreements with Bank (and, as applicable, the Secured Party) reasonably necessary to establish the Lockbox Account and pay all fees and charges of the Bank associated therewith. No Lockbox Debtor shall have any right of access to, or withdrawal from a Lockbox Account. Any and all cash, revenue and amounts received, including remittances from account debtors and any other proceeds of Receivables or proceeds of other Collateral, received at any time by (or for) a Lockbox Debtor shall be received in trust for the Secured Party and such Lockbox Debtor (or Person receiving any such amounts on behalf of a Lockbox Debtor) shall promptly deposit all such amounts into the Lockbox Account. Notwithstanding any other provision of this Security Agreement or any Transaction Agreement, the requirements of the foregoing sentence and each other requirement of this Section 6 shall have no cure period and failure to comply with the requirements hereof shall result in an immediate Event of Default. On a daily basis, the available balance in the Lockbox Accounts shall be transferred to a designated account of the Secured Party (the “Designated Account”). On a weekly basis, the Secured Party shall make a determination of (a) the amount of outstanding Obligations due and payable and (b) amounts reasonably anticipated to become Obligations due and payable (collectively, the “Determined Amount”) and shall retain such Determined Amount in the Designated Account for application to the outstanding and anticipated Obligations in such order and at such time as the Secured Party shall determine in its sole discretion. The Determined Amount shall be determined in the sole discretion of the Secured Party. The Secured Party may remove the Determined Amount from the Designated Account at any time. Any amounts in the Designated Account (that were transferred into the Designated Account from the Lockbox Account during the week preceding the Secured Party’s determination of the Determined Amount) in excess of the Determined Amount shall be transferred to the designated account of the Lockbox Debtors (the “Debtor Funding Account”) for use by such Lockbox Debtors in their discretion in the ordinary course of their business, subject to Section 8 below. Each Lockbox Debtor shall enter into a Deposit Account Control Agreement with the Secured Party and Bank, in form and substance satisfactory to Secured Party, that provides, among other things, that the Lockbox Debtor shall not have any right of access to, or withdrawal from the Lockbox Account, that the Bank shall only comply with instructions of the Secured Party, and that funds in the Lockbox Account shall be transferred only in accordance with the Secured Party’s instructions. Each Lockbox Debtor shall be required to strictly comply with the requirements of this Section 6 at all times that any Obligations under the Notes remain outstanding or the Secured Party retains any obligation to make loans or advance credit under the Line of Credit Note.

7.          Deposit Account Control Covenants. Each Debtor hereby covenants and agrees that, to the extent that the Debtor maintains cash (other than cash required to be maintained in a Lockbox Account under Section 6 above) it shall be deposited into a lockbox, deposit, disbursement or similar account (“Controlled Accounts” and together with the Lockbox Accounts, the “Blocked Accounts”) established at a bank or banks (each such bank, a “Controlled Account Bank”), which Controlled Accounts shall be subject to a “springing” or “with activation” cash dominion control agreement in form and substance satisfactory to Secured Party (each such control agreement, a “Control Agreement”). For the avoidance of doubt, each Debtor Funding Account shall be subject to a Control Agreement. Upon the occurrence of an Event of Default, Secured Party shall have the right to immediately give notice to each Controlled Account Bank that it is exercising its right of control over the Controlled Accounts under the applicable Control Agreement, and after the date of such notice, (y) no Debtor shall be permitted to withdraw or direct the withdrawal of proceeds from such Controlled Accounts or give any instructions whatsoever concerning disposition of the proceeds in the Controlled Accounts and (z) any funds in Controlled Accounts shall be transferred to Secured Party for application to the Obligations. Secured Party does not assume any responsibility for such Controlled Account arrangement, including any claim of accord and satisfaction or release with respect to deposits accepted by any Controlled Account Bank thereunder.

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8.           Reporting. The Debtors hereby covenant and agree that they shall:

(a)          Annual Financial Statements. Furnish Secured Party within sixty (60) days after the end of each fiscal year of Debtor, including (a) statements of income on a consolidating basis (on a business segment basis) and consolidated basis and (b) stockholders’ equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year in each case on a consolidating basis (on a business segment basis) and consolidated basis, all prepared in accordance with U.S. generally accepted account principles (“GAAP”) and complete and correct in all material respects, and in reasonable detail and reported upon on a consolidated basis without qualification by an independent certified public accounting firm selected by Debtors and reasonably satisfactory to Secured Party.

(b)          Quarterly Financial Statements. Furnish Secured Party within thirty (30) days after the end of each fiscal quarter, an unaudited balance sheet, stockholder’s equity and cash flow of Debtors on a consolidating basis (on a business segment basis) and consolidated basis and an unaudited statements of operations on a consolidating basis (on a business segment basis) and consolidated basis reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared in accordance with GAAP and complete and correct in all material respects, subject to the absence of footnotes and normal and recurring year-end adjustments that individually and in the aggregate are not material to Debtors’ business.

(c)          Monthly Financial Statements and 13-Week Cash Budget. Furnish Secured Party within twenty (20) days after the end of each month: (a) (other than for the months of April, July, October and January, which shall be delivered in accordance with the foregoing paragraph), an unaudited balance sheet, stockholder’s equity and cash flow of Debtors on a consolidating basis (on a business segment basis) and consolidated basis and an unaudited statements of operations on a consolidating basis (on a business segment basis) and consolidated basis reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared in accordance with GAAP and complete and correct in all material respects, subject to the absence of footnotes and normal and recurring year-end adjustments that individually and in the aggregate are not material to Debtors’ business, and (b) a 13-week rolling cash flow projection, which shall include all forecast cash receipts, operating expenses, payroll and any other cash disbursements.

(d)          Other Reports. Furnish Secured Party as soon as available, but in any event within ten (10) days after the issuance thereof, with copies of such financial statements, reports and returns as each Debtor shall send to its stockholders.

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(e)          Additional Information. Furnish Secured Party with such additional information as Secured Party shall reasonably request in order to enable Secured Party to determine whether the terms, covenants, provisions and conditions of this Agreement, the Notes and the other Transaction Agreements have been complied with by Debtors including, without the necessity of any request by Secured Party, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of any Debtor’s opening of any new office or place of business or any Debtor’s closing of any existing office or place of business, and (c) promptly upon any Debtor’s learning thereof, notice of any labor dispute to which any Debtor may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Debtor is a party or by which any Debtor is bound.

(f)          Projected Operating Budget. Furnish Secured Party, no earlier than thirty (30) days prior to and not later than twenty (20) days after the beginning of each fiscal year of Debtors commencing with the fiscal year beginning May 1, 2015, a month by month projected operating budget and cash flow of Debtors on a consolidated basis for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by the President or Chief Financial Officer of each Debtor to the effect that such budget and projections are based on good faith estimates and assumptions believed by the Debtors to be reasonable as of the date of the applicable projections or assumptions.

(g)          Variances From Operating Budget. Furnish Secured Party, concurrently with the delivery of the financial statements and reports referred to in Sections 8(a), (b) and (c), a written report summarizing all material variances from budgets submitted by Debtors pursuant to Section 8(f) and the 13-week rolling cash flow projection submitted by Debtors pursuant to Section 8(c), in each case with a discussion and analysis by management with respect to such variances.

9.           Further Assurances. At the request of Secured Party at any time and from time to time, each Debtor shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper, to create, evidence, perfect, maintain, maintain the priority of, and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement.

10.          Secured Party’s Actions. Upon the occurrence of a failure to perform any of the Obligations (including the failure to perform any covenant under this Agreement) when due and if such failure is not cured within any applicable cure period (such an occurrence, an “Event of Default”), the Secured Party shall have the right, but shall not be obligated, to discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral, pay for insurance on the Collateral, pay for the maintenance and preservation of the Collateral, sign and endorse any checks, notes, drafts, money orders, acceptances or other forms of remittance payable to one or more Debtors and any invoice, freight or express bill, bill of lading, or other documents relating to the Collateral, demand, bring suit, collect or give acquittance for any monies due on accounts or compromise, prosecute or defend any action, claim or proceeding arising from the Collateral. The Secured Party shall have the right to do any or all of the foregoing in the name of any one or more of the Debtors or otherwise. Should a Debtor fail or refuse to perform any Obligation, the Secured Party shall have the right to, at the Secured Party’s sole discretion, without further notice to or demand upon the Debtor with respect to such Event of Default and without releasing the Debtor from any obligation, covenant or condition hereof, make, perform, observe, take or do the same in such manner and to such extent as the Secured Party may, during any period of time that the Debtor is in default hereunder, deem necessary to protect the Collateral and the security provided by this Security Agreement. The Debtors agree to reimburse the Secured Party on demand for any reasonable payment made, or any reasonable expense incurred, including reasonable attorneys’ fees, by the Secured Party in connection with the foregoing, together with interest thereon from the date incurred (at a rate per annum equal to six percent (6%)).

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11.         Default; Remedies. Upon the occurrence of an Event of Default, the Secured Party shall have the right at its option and without notice or demand, to declare all Obligations secured hereby immediately due and payable, and to do one or more of the following:

(a)          Foreclose or otherwise enforce the Secured Party’s security interest in any manner permitted by the UCC or other applicable Laws, or any other applicable agreement.

(b)          With respect to accounts, at any time (including prior to an Event of Default) give notice of assignment to any and all obligors or account debtors under the accounts. Each Debtor hereby covenants and agrees that the Debtor will cooperate fully with the Secured Party, and its employees and agents, and will provide any and all documents deemed by the Secured Party to be necessary or desirable to collect the accounts.

(c) Collect the accounts, take possession of the Collateral, or both. Secured Party shall have the sole and exclusive right to collect the accounts following an Event of Default. The Secured Party’s actual reasonable collection expenses, including stationery and postage, telephone and telegraph, secretarial and clerical expenses, may be charged to Debtors and added to the Obligations.

(d)          Receive, endorse, assign or deliver in the name of the Secured Party or any Debtor any and all checks, drafts and other instruments for the payment of money relating to the accounts, and each Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Debtor hereby irrevocably appoints and designates the Secured Party or its designee as such Debtor’s attorney with power (i) at any time: (A) to endorse such Debtor’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (B) to sign such Debtor’s name on any invoice or bill of lading relating to any of the accounts, drafts against account debtors, assignments and verifications of accounts; (C) to send verifications of accounts to any account debtor; (D) to sign such Debtor’s name on all financing statements or any other documents or instruments deemed necessary or appropriate by the Secured Party to preserve, protect, or perfect the Secured Party’s interest in the Collateral and to file same; and (E) to receive, open and dispose of all mail addressed to any Debtor; and (ii) at any time following the occurrence and during the continuance of an Event of Default: (A) to demand payment of the accounts; (B) to enforce payment of the accounts by legal proceedings or otherwise; (C) to exercise all of such Debtor’s rights and remedies with respect to the collection of the accounts and any other Collateral; (D) to settle, adjust, compromise, extend or renew the accounts; (E) to settle, adjust or compromise any legal proceedings brought to collect accounts; (F) to prepare, file and sign such Debtor’s name on a proof of claim in bankruptcy or similar document against any account debtor; (G) to prepare, file and sign such Debtor’s name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the accounts; and (H) to do all other acts and things necessary to carry out this Security Agreement and any and all rights of the Secured Party. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence (as determined by a court of competent jurisdiction in a final non-appealable judgment); this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. The Secured Party shall have the right at any time to change the address for delivery of mail addressed to any Debtor.

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(e)          Sell, lease or otherwise dispose of any Collateral at one or more public or private sales, whether or not such Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as the Secured Party may determine. In the event of a sale, lease or other disposition of the Collateral or of collection of the accounts:

(1)         Any person, including any Debtor and the Secured Party, may purchase at the sale.

(2)         (A)         In connection with any sale or other dispositions of the Collateral, the Parties agree that without limiting any other commercially reasonable conduct as may be followed by the Secured Party, the following procedures shall be deemed to comprise and constitute a commercially reasonable sale (hereinafter referred to as the “sale”):

(i)   The Secured Party shall mail to the applicable Debtors written notice of the sale not less than ten (10) days prior to such sale.

(ii)   In the event of a public sale, as often as (but no more than) required under the UCC immediately preceding the sale, the Secured Party will publish notice of the sale in an appropriate publication that the Secured Party selects. The notice will advise prospective purchasers as to where they may obtain information with respect to the Collateral.

(iii) Upon receipt of any written request to do so, the Secured Party will make available to any bona fide prospective purchaser for inspection, within five (5) Business Days following receipt of such request and during reasonable business hours, such information (including records and documents with respect to the accounts) as shall be necessary to enable a prospective purchaser to prepare a bid.

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(B)         Notwithstanding paragraph (A) hereof to the contrary, in the event the Secured Party offers to sell all or any part of the Collateral, the Secured Party will be under no obligation to consummate a sale if, in its reasonable business judgment, none of the offers received by them reasonably approximates the fair value of such Collateral.

(3)         The Secured Party shall apply the proceeds of any sale, collection, or disposition hereunder to payment of the following: (A) the expenses of such sale or disposition, including the costs of publishing, recording, mailing and posting notice; (B) the cost of any search and other evidence of title procured in connection therewith and any transfer tax on any deed or conveyance or bill of sale; (C) all sums expended under the terms hereof, not then repaid, with accrued interest at the “prime rate” (as determined by reference to the Wall Street Journal for applicable periods) plus 800 basis points; (D) all sums required to satisfy the Obligations; and (E) the remainder, if any, to the person or persons legally entitled thereto.

(4)         The Secured Party may require a Debtor to make the Collateral available to the Secured Party at the Debtor’s place of business.

(f)          Recover from the Debtors all reasonable costs and expenses, including reasonable attorneys’ fees, incurred or paid by the Secured Party in exercising any right, power or remedy provided by this Security Agreement or by Law.

12.         Power of Attorney. Each Debtor hereby irrevocably designates and appoints Secured Party (and all persons designated by Secured Party) as Debtor’s true and lawful attorney-in-fact, and authorizes Secured Party, in Debtor’s or Secured Party’s name, to: (a) at any time an Event of Default exists or has occurred and is continuing (i) demand payment on Receivables or other Collateral, (ii) enforce payment of Receivables by legal proceedings or otherwise, (iii) exercise all of Debtor’s rights and remedies to collect any Receivable or other Collateral, (iv) sell or assign any Receivable upon such terms, for such amount and at such time or times as the Secured Party deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Receivable, (vii) prepare, file and sign Debtor’s name on any proof of claim in bankruptcy or other similar document against an account debtor or other obligor in respect of any Receivables or other Collateral, (viii) notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral to an address designated by Secured Party, and open and dispose of all mail addressed to Debtor and handle and store all mail relating to the Collateral; and (ix) do all acts and things which are necessary, in Secured Party’s determination, to fulfill Debtor’s obligations under this Agreement and the other Transaction Agreements and (b) at any time to (i) take control in any manner of any item of payment in respect of Receivables or constituting Collateral or otherwise received in or for deposit in the Blocked Accounts or otherwise received by Secured Party, (ii) have access to any lockbox or postal box into which remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral are sent or received, (iii) endorse Debtor’s name upon any items of payment in respect of Receivables or constituting Collateral or otherwise received by Secured Party and deposit the same in Secured Party’s account for application to the Obligations, (iv) endorse Debtor’s name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, and (v) sign Debtor’s name on any verification of Receivables and notices thereof to account debtors or any secondary obligors or other obligors in respect thereof. Debtor hereby releases Secured Party, its Affiliates (other than the Company Group) and the members, managers, directors, officers, employees, agents, designees and representatives of Secured Party or its Affiliates from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Secured Party’s own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

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13.         Exercise of Remedies; No Waiver. All remedies conferred upon the Secured Party shall be deemed cumulative with, and not exclusive of, any other remedy conferred by any Transaction Agreement or by law or equity. The exercise of any one remedy shall not preclude the exercise of any other. Failure of the Secured Party to exercise any rights it may have upon any Debtor’s default shall not be deemed to be a waiver of the Secured Party’s rights thereupon or to be a release of any Debtor from its Obligations. The acceptance by the Secured Party of any sum or performance after the same is due shall not constitute a waiver of the right either to require prompt payment or performance, when due, of all other sums and obligations hereby secured or to declare a default as herein provided. The acceptance by the Secured Party of any sum in an amount less than the sum then due shall not constitute a waiver of the obligation of any Debtor to pay the entire sum then due. The waiver by the Secured Party of any default hereunder shall not be deemed to constitute a waiver of any succeeding default. Each Debtor waives any right to require the Secured Party to proceed against any person or to exhaust any Collateral or to pursue any remedy in the Secured Party’s power.

14.         Authorization to File Financing Statements. Each Debtor hereby specifically and irrevocably authorizes the Secured Party, at any time and from time to time, to file in any UCC jurisdiction any initial financing statements and amendments thereto that (i) indicate that the Collateral consists of all assets of the Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or is of an equal or lesser scope or with greater detail and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (a) whether the Debtor is an organization, the type of organization of the Debtor, and any organizational identification number issued to the Debtor, and (b) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Debtor hereby covenants and agrees to furnish any such information to the Secured Party promptly upon request.

15.         Term. This Security Agreement shall remain in full force and effect until the Obligations shall have been indefeasibly paid in full and satisfied or until an express release and termination is given in writing by the Secured Party. No party to this Security Agreement or otherwise liable for the Obligations shall be discharged by any extension of time, additional advances, renewals and extensions of the underlying agreements and Obligations, the taking of further security, releases of a part or all of the Collateral, or any other acts.

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16.         Waiver. The failure of any Debtor to comply with any of its obligations or agreements herein contained may be waived only in writing by the Secured Party. No waiver granted hereunder shall be deemed a waiver of any subsequent breach or default of the same or similar nature. No failure or delay by any Party in exercising any right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

17.         Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the addresses set forth below (or to such other address that may be designated by a party from time to time in accordance with this Section).

Debtors:	c/o DFI Holdings, LLC	with a required copy to (which shall not constitute notice):
	3179 Deer Creek Road,	Fox Rothschild LLP
	Collegeville, PA 19426	2700 Kelly Road, Suite 300
	Attention: Michael P. Duloc	Warrington, PA 18976
	Fax: 815-734-5233	Attention: Jeffrey H. Nicholas
Fax: 215-345-7507

Secured	c/o AMREP Corporation	with a required copy to (which shall not constitute notice):
Party:	300 Alexander Park, Suite 204	Duane Morris LLP
	Princeton, New Jersey 08540	222 Delaware Avenue
	Attention: General Counsel	Suite 1600
	Fax: 609-716-8255	Wilmington, DE 19801
Attention: Christopher Winter
Fax: 302-397-2455

18.         Governing Law; Consent to Jurisdiction and Waiver of Jury Trial.

(i)          This Security Agreement shall be governed by and construed in accordance with the internal substantive Laws of the State of New York, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York. The term “UCC” as used herein means the Uniform Commercial Code as currently in effect in the State of New York.

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(ii)         Each Party irrevocably submits to the exclusive jurisdiction of the federal courts of the Southern District of New York or the courts of the State of New York located in the City of New York for the purposes of any suit, action or other proceeding arising out of this Security Agreement or any transaction contemplated hereby. Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth in the “Notices” section hereof shall be effective service of process for any action, suit or proceeding with respect to any matters to which it has submitted to jurisdiction in this Section. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Security Agreement or the transactions contemplated hereby in federal courts of the Southern District of New York or the courts of the State of New York located in the City of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

19.         Counterparts. This Security Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Execution and delivery of this Security Agreement by delivery of a facsimile or electronically recorded copy in .pdf file format bearing a copy of the signature of a Party shall constitute a valid and binding execution and delivery of this Security Agreement by such Party. Such copies shall constitute enforceable original documents.

20.         Headings. The section headings contained in this Security Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Security Agreement.

21.         Entire Agreement. This Security Agreement embodies the entire agreement and understanding of the Parties hereto in respect of the subject matter herein. This Security Agreement supersedes all prior agreements and understandings between the Parties with respect to the subject matter thereof.

22.         Amendment. Any provision of this Security Agreement may be amended if, and only if, such amendment is in writing and is signed by each Party to this Security Agreement.

23.         Binding Effect; Benefits. This Security Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns; nothing in this Security Agreement, express or implied, is intended to confer on any Person other than the Parties and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Security Agreement.

24.         Joint Drafting. The Parties have participated jointly in the negotiation and drafting of this Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Security Agreement.

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25.         Severability. Whenever possible, each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable Law. If any provision of this Security Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Security Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

26.         Interpretation. When a reference is made in this Security Agreement to an Article, Section or Exhibit, such reference will be to an Article or Section of, or an Exhibit to, this Security Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Security Agreement, they will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Security Agreement will refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement. Unless the context expressly provides otherwise, any approval, determination, election or authorization required to be obtained from a Party shall be at such Party’s sole discretion. The word “or” is not exclusive. All capitalized terms used and defined in this Security Agreement shall have the meanings ascribed to them herein. All capitalized terms used but not otherwise defined in this Security Agreement shall have the meanings ascribed to them in the Purchase Agreement. All terms defined in this Security Agreement will have such defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Security Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Unless otherwise indicated, any agreement, instrument or statute defined or referred to herein, or in any agreement or instrument that is referred to herein, means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

27.         Assignability. This Security Agreement shall not be assignable by any Party hereto without the prior written consent of the other Party.

28.         Specific Performance. Each Party agrees that irreparable damage would occur in the event that any of the provisions of this Security Agreement were not performed by them in accordance with the terms hereof and that each Party shall be entitled to specific performance of the terms hereof (without the need to post bond or any other security), in addition to any other remedy at law or equity.

29.         Expenses. Each Party shall bear its own costs and expenses in connection with this Security Agreement and the transactions contemplated hereby, including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties, except where specifically provided to the contrary.

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30.         Disclosure. Each Debtor consents to the Secured Party or its Affiliates publicly disclosing this Security Agreement, including by filing such documents with the Securities and Exchange Commission or the New York Stock Exchange.

31.         Independent Counsel. Each Party certifies that it has read the terms of this Security Agreement, that it understands the terms of this Security Agreement, and that it is entering into this Security Agreement of its own volition. Each Party warrants and represents that it has (a) been represented by an attorney of its choice in connection with the Transaction and received independent legal advice from its attorney regarding its decision with respect to the advisability of making and entering into this Security Agreement, or (b) had sufficient time, opportunity and means to engage an attorney of its choice in order to be represented by such attorney in connection with the Transaction and to receive independent legal advice from its attorney regarding its decision with respect to the advisability of making and entering into this Security Agreement, and has made a knowing and voluntary decision not to do so.

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IN WITNESS WHEREOF, the Parties have caused this Security Agreement to be duly executed and delivered as of the date first written above.

DFI HOLDINGS, LLC		KPS HOLDCO, LLC

By:	/s/ Michael P. Duloc	By:	/s/ Michael P. Duloc
	Name: Michael P. Duloc		Name: Michael P. Duloc
	Title: Manager		Title: Manager

KABLE MEDIA SERVICES, INC.		KABLE NEWS INTERNATIONAL, INC.

By:	/s/ Michael P. Duloc	By:	/s/ Michael P. Duloc
	Name: Michael P. Duloc		Name: Michael P. Duloc
	Title: President & Chief Executive Officer		Title: President & Chief Executive Officer

KABLE DISTRIBUTION SERVICES, INC.		KABLE DISTRIBUTION SERVICES OF CANADA, LTD.

By:	/s/ Michael P. Duloc	By:	/s/ Michael P. Duloc
	Name: Michael P. Duloc		Name: Michael P. Duloc
	Title: President & Chief Executive Officer		Title: President & Chief Executive Officer

KABLE NEWS COMPANY, INC.		KABLE PRODUCT SERVICES, INC.

By:	/s/ Michael P. Duloc	By:	/s/ Michael P. Duloc
	Name: Michael P. Duloc		Name: Michael P. Duloc
	Title: President & Chief Executive Officer		Title: President & Chief Executive Officer

American republic investment co.

By:	/s/ Peter M. Pizza
Name: Peter M. Pizza
Title: Vice President

Signature Page to Security Agreement

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